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Exhibit 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-108212 of Regal Entertainment Group of our report dated February 15, 2002, appearing in the Annual Report on Form 10-K of Regal Cinemas Corporation for the year ended December 26, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1 to Registration Statement No. 333-108212.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
November 13, 2003

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  Exhibit 23.5
INDEPENDENT AUDITORS' CONSENT